                                                                     EXHIBIT 11


                       SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET (LOSS) PER COMMON SHARE
            FOR THE QUARTER ENDED AUGUST 30, 1997 AND AUGUST 31, 1996
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              For the
                                                           Quarters Ended
                                                      ------------------------
                                                      August 30,    August 31,
                                                         1997          1996
                                                      ----------    ----------
Net (loss) .......................................     $ (6,747)     $ (2,561)
                                                       ========      ========
Common shares outstanding:
       Weighted average ..........................       17,439        17,406

       Dilutive effect of stock option ...........         --              47
                                                       --------      --------

       Weighted average shares used to calculate
          net (loss) per share ...................       17,439        17,453

       Add net additional dilutive effect of stock
          options using period-end market price ..         --            --
                                                       --------      --------

       Weighted average shares used to calculate
          fully diluted (loss) per share .........       17,439        17,453
                                                       ========      ========

Net (loss) per share:
       Assuming primary diluted ..................     $  (0.39)     $  (0.15)
                                                       ========      ========

       Assuming full dilution ....................     $  (0.39)     $  (0.15)
                                                       ========      ========

                                                                     EXHIBIT 11


                       SUN TELEVISION AND APPLIANCES, INC.
                   COMPUTATION OF NET (LOSS) PER COMMON SHARE
         FOR THE YEAR TO DATE ENDED AUGUST 30, 1997 AND AUGUST 31, 1996
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              For the
                                                          Six Months Ended
                                                      ------------------------
                                                      August 30,    August 31,
                                                         1997          1996
                                                      ----------    ----------
Net (loss) .......................................     $(16,901)     $(7,149)
                                                       ========      =======
Common shares outstanding:
       Weighted average ..........................       17,439       17,385

       Dilutive effect of stock option ...........         --             59
                                                       --------      -------

       Weighted average shares used to calculate
          net (loss) per share ...................       17,439       17,444

       Add net additional dilutive effect of stock
          options using period-end market price ..         --           --
                                                       --------      -------

       Weighted average shares used to calculate
          fully diluted (loss) per share .........       17,439       17,444
                                                       ========      =======

Net (loss) per share:
       Assuming primary diluted ..................     $  (0.97)     $ (0.41)
                                                       ========      =======

       Assuming full dilution ....................     $  (0.97)     $ (0.41)
                                                       ========      =======